Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	ABU DHABI AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON

October 6, 2009

CenterPoint Energy Restoration Bond Company, LLC

1111 Louisiana

Houston, Texas 77002

CenterPoint Energy Houston Electric, LLC

1111 Louisiana

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel for CenterPoint Energy Restoration Bond Company, LLC, a Delaware limited liability company (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and CenterPoint Energy Houston Electric, LLC, a Texas limited liability company (“CenterPoint Houston”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, on October 6, 2009 relating to the proposed issuance of system restoration bonds of the Company (the “System Restoration Bonds”) to be offered as described in the form of the prospectus supplement (the “Prospectus Supplement”) and the prospectus (the “Prospectus”) included as part of the Registration Statement and in connection with the matters set forth herein. Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Prospectus Supplement and Prospectus. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including:

(a) The Certificate of Formation of the Company, dated as of August 6, 2009, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on August 6, 2009, attached as an exhibit to the Registration Statement;

CenterPoint Energy Restoration Bond Company, LLC
CenterPoint Energy Houston Electric, LLC	October 6, 2009

(b) The Limited Liability Company Agreement of the Company, effective as of September 28, 2009, executed by CenterPoint Houston, as sole member, attached as an exhibit to the Registration Statement;

(c) A form of Amended and Restated Certificate of Formation of the Company (the “Certificate”), to be executed by CenterPoint Houston, as sole member, to be attached as an exhibit to the Registration Statement;

(d) A form of Amended and Restated Limited Liability Company Agreement of the Company (the “Agreement”), to be entered into by CenterPoint Houston, as sole member, and the managers named therein, to be attached as an exhibit to the Registration Statement;

(e) The Registration Statement;

(f) A form of Indenture and First Supplemental Indenture (as so supplemented, the “Indenture”) to be entered into between the Company and Deutsche Bank Trust Company Americas, as trustee, to be attached as an exhibit to the Registration Statement, pursuant to which the System Restoration Bonds are to be issued; and

(g) A Certificate of Good Standing for the Company, dated October 5, 2009, obtained from the Secretary of State.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties thereto, other than the Company and CenterPoint Houston, had or will have the power, limited liability company or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, limited liability company or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of managers, officers and other representatives of the Company, CenterPoint Houston and others. We have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

CenterPoint Energy Restoration Bond Company, LLC
CenterPoint Energy Houston Electric, LLC	October 6, 2009

The opinions expressed below are based on the following assumptions:

(a)	the Registration Statement will become effective;

(b)	the proposed transactions are consummated as contemplated in the Registration Statement;

(c)	prior to the issuance of the System Restoration Bonds:

(i)	all necessary orders, approvals and authorizations for the Company’s purchase of the system restoration property (as such term is used in the Prospectus Supplement and the Prospectus) from CenterPoint Houston in exchange for the net proceeds of System Restoration Bonds will have been obtained by the Company;

(ii)	the Agreement will have been executed and delivered by an authorized representative of CenterPoint Houston as sole member of the Company;

(iii)	the Indenture will have been executed and delivered by the Company’s authorized representative and Deutsche Bank Trust Company Americas, as trustee;

(iv)	the maturity dates, the bond rates, the redemption provisions, if any, and the other terms of the System Restoration Bonds being offered will be fixed in accordance with the terms of the Indenture;

(v)	the System Restoration Property Sale Agreement between the Company and CenterPoint Houston, as Seller, will have been executed and delivered;

(vi)	the System Restoration Property Servicing Agreement between the Company and CenterPoint Houston, as Servicer, will have been executed and delivered;

(vii)	the Underwriting Agreement among the Company, CenterPoint Houston and the underwriters of the System Restoration Bonds (the “Underwriting Agreement”) will have been executed and delivered; and

(viii)	the Manager or Managers of the Company have will taken all necessary action to approve and establish the terms of the System Restoration Bonds and the issuance thereof and to approve the terms of the offering of the System Restoration Bonds and related matters;

CenterPoint Energy Restoration Bond Company, LLC
CenterPoint Energy Houston Electric, LLC	October 6, 2009

(d)	the Indenture will be qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended;

(e)	the Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, dissolution and termination of, the Company, and that the Agreement and the Certificate are in full force and effect and have not been amended and no amendment of the Agreement or the Certificate is pending or has been proposed;

(f)	except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation;

(g)	the legal capacity of natural persons who are parties to the documents examined by us;

(h)	except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents; and

(i)	except to the extent provided in paragraph 3 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents.

Based on and subject to the foregoing, we are of the opinion that:

1. The Company has been duly formed and is validly existing and in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Act”).

2. Under the Act and the Agreement, the Company has all necessary limited liability company power and authority to execute and deliver the Indenture and to issue the System Restoration Bonds, and to perform its obligations under the Indenture and the System Restoration Bonds.

3. Under the Act and the Agreement, the execution and delivery by the Company of the Indenture and the System Restoration Bonds, and the performance by the Company of its obligations under the Indenture and the System Restoration Bonds, have been duly authorized by all necessary limited liability company action on the part of the Company.

CenterPoint Energy Restoration Bond Company, LLC
CenterPoint Energy Houston Electric, LLC	October 6, 2009

4. When properly executed, authenticated and issued in accordance with the Indenture and delivered against payment of the purchase price provided for in the Underwriting Agreement, and upon satisfaction of all other conditions contained in the Indenture and the Underwriting Agreement, the System Restoration Bonds will constitute valid and binding obligations of the Company and will be enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditor’s rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

The opinions set forth above are limited in all respects to matters of Texas law and the Delaware Limited Liability Company Act as in effect on the date hereof. We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this Firm under the heading “Legal Matters” in the Prospectus and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

/S/ BAKER BOTTS L.L.P.